Exhibit 21.1

Roper Industries, Inc.

Subsidiary List

Name of Subsidiary	Jurisdiction of Incorporation/Organization
Abel Equipos, S.A.	Spain
Abel Pumps, L.P.	Delaware
Abel Pumpen GmbH	Germany
Abel GmbH & Co KG	Germany
AC Analytical Controls Holding B.V.	Netherlands
AC Analytical Controls Holding	Korea
AC Analytical Controls B.V.	Netherlands
AC Analytical Control Services B.V	Netherlands
Acton Research Corporation	Delaware
Alpha Holdings of Delaware 1, LLC	Delaware
Alpha Holdings of Delaware 11, LLC	Delaware
Alpha Technologies Services, LLC	Delaware
Alpha Technologies S.R.O.	Czech Republic
Alpha Technologies UK Ltd .	United Kingdom
Alpha UK Holdings LLC	Delaware
Amtech Systems LLC	Delaware
Amtech Systems (Hong Kong), Ltd.	Hong Kong
Amtech World Corporation	Delaware
Amot Controls Corporation	Delaware
Amot/Metrix Investment Company	Delaware
Amot Controls GmbH	Germany
Antek Instruments GmbH	Germany
CCC Services, Inc.	Delaware
Civco Holding, Inc.	Delaware
Civco Medical Instruments Co., Inc .	Iowa
Colorado MEDtech LLC	Colorado
Compressor Controls B.V.	Netherlands
Compressor Controls Corporation S.r.l.	Italy
Compressor Controls Corporation (an Iowa Corp)	Iowa
Compressor Controls Corporation (a Delaware Corporation) d/b/a in Iowa as Compressor Controls - CIS/EE)	Delaware
Cornell Pump Company	Delaware
Cornell Pump Europe GmbH	Germany
DAP Technologies Corp.	Delaware
DAP Technologies Limited	United Kingdom
DAP Technologies, Ltd.	Canada
DAP Technologies SARL	France
Dynamic Instruments, Inc.	California
Dynisco B.V.	Netherlands
Dynisco Enterprises GmbH	Germany
Dynisco Europe GmbH	Germany
Dynisco Enterprises LLC	Delaware
Dynisco Europe Holdings 11, B.V.	Netherlands
Dynisco Instruments LLC	Delaware
Dynisco Instruments SARL	France
Dynisco LLC	Delaware
Dynisco Parent, Inc.	Delaware
Dynisco Polymer Test, Inc.	Pennsylvania
Dynisco SPOL, SRO	Czech Republic
Dynisco S.R.L.	Italy
Dynisco (UK) Ltd.	United Kingdom
Dynisco-Viatran Instruments Sdn Bhd	Malaysia
Dynisco –Viatran (M) Sdn Bhd	Malaysia
Dynisco Viatran LLC	Delaware
Eclipse Laboratory Automation BV	Holland
Fluid Metering, Inc.	Delaware
FTI Flow Technology, Inc.	Delaware
Gatan, Inc.	Pennsylvania
Gatan Service Corporation	Pennsylvania
Gatan GmbH	Germany
Hansen Technologies Corporation	Illinois
Hansen Technologies Europe GmbH.	Germany
Inovonics Corporation	Colorado
Integrated Designs L.P.	Delaware
IntelliTrans Canada	Canada
IntelliTrans Global VMI, LLC	Delaware
IntelliTrans Limited	United Kingdom
IntelliTrans Government Solutions, LLC	Delaware
IntelliTrans, LLC	Delaware
ISL Holdings, S.A.S.	France
ISL Investissement SARL	France
ISL Scientifique de Laboratoire - ISL, S.A.S.	France
IT Canada Holdings LLC	Delaware
K/S Roper Finance	Denmark
Law 1059 Limited	United Kingdom
Logitech Limited	United Kingdom
Lumenera Corporation	Canada
Lumenera, Inc.	Delaware
Marumoto Struers KK	Japan
Media Cybernetics Inc.	Delaware
MEDTEC, Inc.	Iowa
MEDTEC S.A.R.L.	France
Metrix Instrument Co., L.P.	Delaware
Neptune Technology Group Inc.	Delaware
Neptune Technology Group (Canada) Ltd.	Canada
Neptune Technology Group Servicios S.de R.L. de C.V.	Mexico
Neptune Technology Group Mexico S.de R.L. de C.V.	Mexico
Nippon Roper K.K.	Japan
Northwest Medical Physics Equipment, Inc.	Iowa
Optical Insights, LLC	Arizona
PAC Denmark ApS	Denmark
PAC GmbH	Germany
Petroleum Analyzer Company LP	Delaware
Photometrics UK Limited	United Kingdom
Qualitek Leaktest Ltd.	United Kingdom
Quantitative Imaging Corp.	Canada
Redlake MASD, LLC.	Delaware
RI Insurance Limited	Bermuda
RMT, Inc	Arizona
Roda Deaco Valve, Inc.	Canada
Roper Scientific SARL	France
Roper Canada Holdings, Inc.	Canada
Roper Canada Partners Inc.	Canada
Roper Capital Deutschland GmbH	Germany
Roper Engineering s.r.o.	Czech Republic
Roper Fundings KG	Germany
Roper Georgia, Inc.	Delaware
Roper Marketing India Private Ltd.	India
Roper Industries Deutschland GmbH	Germany
Roper Holdings, Inc.	Delaware
Roper Holdings, Limited	United Kingdom
Roper Industrial Products Investment Company	Iowa
Roper Industries B.V.	Netherlands
Roper Industries Denmark ApS	Denmark
Roper Industries Limited	United Kingdom
Roper Industries Manufacturing (Shanghai) Co. Ltd.	Shanghai
Roper Luxem bourg S.a.r.l.	Luxembourg
Roper Mex, L.P.	Delaware
Roper OOO	Russia
Roper Pump Company	Delaware
Roper Scientific B.V.	Netherlands
Roper Scientific, Inc.	Delaware
Roper Scientific GmbH	Germany
Roper Scientific SAS	France
Roper Southeast Asia LLC	Delaware
Ropintassco Holdings, L.P.	Delaware
Ropintassco 1, LLC	Delaware
Ropintassco 2, LLC	Delaware
Ropintassco 3, LLC	Delaware
Ropintassco 4, LLC	Delaware
Ropintassco 5, LLC	Delaware
Ropintassco 6, LLC	Delaware
Ropintassco 7, LLC	Delaware
Sinmed B.V.	Netherlands
Sinmed Holding International B.V.	Netherlands
Struers A/S	Denmark
Struers GmbH	Germany
Struers Inc.	Delaware
Struers Limited	United Kingdom
Struers S.A.S.	France
Struers (Shanghai) Trading Co., Ltd.	China
TC License Ltd.	Bermuda
TLP Holdings, LLC	Delaware
TransCore Atlantic, Inc.	Delaware
TransCore Commercial Services, Inc.	Delaware
TransCore Credit Corporation	Delaware
TransCore CNUS, LLC	Delaware
TransCore, LP	Delaware
TransCore Holdings, Inc.	Delaware
TransCore ITS, LLC	Delaware
TransCore Link Logistics Corporation	Canada
TransCore Nova Scotia Corporation	Canada
TransCore Partners, LLC	Delaware
Uson L.P.	Delaware
Uson GmbH	Germany
Uson Ltd.	United Kingdom
Viastar Services, LP	Texas
Viastar Properties, Inc.	Texas
Viatran Corporation	New York
Walter Herzog GmbH	Germany
Zetec, Inc.	Washington
Zetec Korea, Inc.	Delaware
Zetec Services, Inc.	Delaware
3089554 Nova Scotia Inc.	Canada
4370007 Canada, Inc.	Canada